UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2016
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032-2568
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure
On October 6, 2016, United Technologies Corporation (the "Company") announced that it had entered into an agreement (the "Agreement") to purchase a group annuity contract from The Prudential Insurance Company of America ("Prudential") to transfer approximately $775 million of its outstanding pension benefit obligations under the UTC Employee Retirement Plan and the UTC Represented Employee Retirement Plan (collectively, the "Plans"). Under the Agreement, Prudential will assume the obligation and administrative responsibility for retirement benefits owed to approximately 36,000 United Technologies retirees and surviving beneficiaries who currently receive a benefit of $300 per month or less from the Plans. The transaction is expected to close on October 12, 2016.
The Company also announced that it had implemented a program offering certain former U.S. employees or beneficiaries with a vested pension benefit an option to take a one-time lump sum distribution in lieu of future monthly pension payments. Approximately 10,000 participants are expected to elect a lump sum option that will be paid from the Plans during the fourth quarter of 2016. This offer is expected to reduce the Plans' benefit obligations by approximately $995 million by year-end 2016.
Because these actions accelerate the satisfaction of future pension obligations, the Company expects to recognize a one-time pretax pension settlement charge in the range of $400 million to $530 million in the fourth quarter of 2016.
A copy of the press release issued by the Company announcing the transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
The information contained in this Current Report on Form 8-K is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing under the Exchange Act of 1934 or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement
This Current Report on Form 8-K contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements include statements concerning the financial impact of the annuity contract and the lump sum payments, including, without limitation, the funding status of the Plans, the settlement charge and future plan contributions, and are based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation the Company’s ongoing pension obligations and costs after the transactions and other risks and uncertainties discussed in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release, dated October 6, 2016, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: October 6, 2016	By:	/S/ AKHIL JOHRI
Akhil Johri
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated October 6, 2016, issued by the Company.